Exhibit C

                                FirstEnergy Corp.
                     76 South Main Street, Akron, Ohio 44308


                                   Certificate
                                   -----------


     Pursuant to the requirements of Rule 58 of the Public Utility Holding Company Act of 1935, the undersigned certifies that:

          A copy of quarterly report on Form U-9C-3, for the period ended March 31, 2002, was filed with the state commissions having jurisdiction over the electric retail rates of the company's public utility subsidiary companies.

          The names and addresses of these state commissions are as follows:

              New Jersey Division of Energy
              Board of Public Utilities
              Two Gateway Center
              Newark, NJ 07102

              Commonwealth of Pennsylvania*
              Public Utility Commission
              P.O. Box 3265
              Harrisburg, PA 17105-3265

              The Public Utilities Commission of Ohio*
              180 E. Board Street
              Columbus, Ohio 43215-3793

* A conformed copy of the publicly available report was filed with the Pennsylvania Public Utility Commission and The Public Utilities Commission of Ohio.


                                             FirstEnergy Corp.


August 28, 2002
                                By:        /s/ Harvey L. Wagner
                                    -------------------------------------
                                               Harvey L. Wagner
                                         Vice President, Controller
                                        and Chief Accounting Officer
                                        (Principal Accounting Officer)


Note: Pennsylvania Electric Company (Penelec) is also subject to retail rate ---- regulation by the New York Public Service Commission with respect to retail service to approximately 3,700 customers in Waverly, New York served by Waverly Electric Power & Light Company, a Penelec subsidiary. Waverly Electric's revenues are immaterial, accounting for less than 1% of Penelec's total operating revenues.